EXHIBIT 99.1

CSX CORPORATION ANNOUNCES ONE-TIME CASH PAYMENT

AND ADDITIONAL PURCHASE OPTION FOR CONVERTIBLE DEBENTURES

JACKSONVILLE, Fla. – October 27, 2003 – CSX Corporation (NYSE: CSX) today announced that it will make a one-time cash payment to holders of its Zero Coupon Convertible Debentures due 2021 who do not require CSX to purchase their Debentures on October 30, 2003. Additionally, CSX announced that it has amended the terms of the Debentures to add an additional date, October 30, 2005, on which investors may require CSX to purchase the Debentures.

The terms of the Debentures require CSX to purchase Debentures on October 30, 2003 from each holder who delivers a purchase notice for some or all of the holder’s Debentures and does not withdraw that notice in accordance with the procedures of The Depository Trust Company by October 28, 2003.

Each holder of record as of the close of business on October 31, 2003 will receive on November 5, 2003 $23.00 for every $1,000 aggregate principal amount at maturity of Debentures held. This payment is equivalent to approximately 2.75% of each Debenture’s accreted value as of October 30, 2003 and 2.30% of each Debenture’s principal amount at maturity. Debenture holders who have submitted a purchase notice by October 23, 2003 and do not withdraw that notice in accordance with The Depository Trust Company’s procedures by October 28, 2003, will receive the scheduled purchase price of $835.65 in cash per $1,000 principal amount at maturity of the Debentures promptly following the later of October 30, 2003 and the book-entry transfer of the Debentures to JPMorgan Chase Bank, as trustee for the Debentures.

The amendment to the terms of the Debentures permits holders of the Debentures, at their option, to cause CSX to purchase the Debentures on October 30, 2005, at their accreted value of $852.48 per $1,000 principal amount at maturity. CSX may satisfy this additional purchase option in cash, shares of its common stock or a combination of cash and stock. The specific terms of this additional purchase option have been set forth in a supplemental indenture. That supplemental indenture will be filed today with the Securities and Exchange Commission under a Form 8-K. The Form 8-K also will include a discussion of certain U.S. federal income tax aspects of the additional purchase option and one-time cash payment.

Debenture holders should discuss with their financial advisors, accountants and tax professionals the tax implications of receiving the one-time cash payment, CSX’s amendment to the Debentures and the advisability of not exercising their option to require CSX to purchase their Debentures.

CSX Corporation, based in Jacksonville, Fla., owns one of the largest rail networks in the United States. CSX Transportation, Inc. and its 34,000 employees provide rail transportation services over a 23,000 route-mile network in 23 states, the District of Columbia and two Canadian provinces. CSX Corporation also provides intermodal and global container terminal operations through other subsidiaries. More information about CSX is available at its internet address: www.csx.com.

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This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; and (iv) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.